                              THIRD AMENDMENT

     This Third Amendment (the "Amendment") is made and entered into as of the 3rd day of November, 1995, by and between ZML - North Central Plaza Three Limited Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., and The Management Alliance Corporation, a Texas corporation ("Tenant").

                                  WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the nineteenth (19th) day of December, 1994 currently containing approximately 18,011 rentable square feet of space described as Suite Nos. 220, 400 and 1170 on the second (2nd), fourth (4th) and eleventh (11th) floors ("Original Premises and Expansion Space") of the building commonly known as North Central Plaza Three and the address of which is 12801 North Central Expressway, Dallas, Texas (the "Building"), which lease has been previously amended or assigned by instruments dated February 20, 1995 and February 22, 1995 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 13,373 rentable square feet on the third (3rd) floor of the Building shown on Exhibit A (the "Second Expansion Space") and 10,216 rentable square feet on the second (2nd) floor of the Building shown on Exhibit B (the "Third Expansion Space") be added to the Premises and that the Lease be appropriately amended (the Original Premises and Expansion Space are sometimes collectively referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions set forth below;

C. WHEREAS, the Lease by its terms shall expire on April 30, 1998, the Extended Termination Date, and the parties desire to extend the Lease, all on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I.  ORIGINAL PREMISES AND EXPANSION SPACE.

         A. EXTENSION OF ORIGINAL PREMISES AND EXPANSION SPACE. The Lease Term is hereby modified from three (3) years, four (4) months, and zero (0) days expiring on April 30, 1998, the Extended Termination Date, to eight (8) years, zero (0) months, and zero (0) days expiring on December 31, 2002 ("Second Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Extended Termination Date (the "Second Extension Date") and ending on the Second Extended Termination Date shall be referred to herein as the "Second Extended Lease Term".

         B.   MONTHLY BASE RENTAL FOR ORIGINAL PREMISES AND EXPANSION SPACE.

              1. ORIGINAL PREMISES AND EXPANSION SPACE THROUGH EXTENDED TERMINATION DATE. The Base Rental, Additional Base Rental and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises and Expansion Space through and including the Extended Termination Date.

              2. ORIGINAL PREMISES AND EXPANSION SPACE FROM AND AFTER SECOND EXTENSION DATE. As of the Second Extension Date, the schedule of monthly installments of Base Rental payable with respect to the Original Premises and the Expansion Space for the Second Extended Lease Term is the following:

                  Tenant shall pay Landlord the sum of one million two hundred ninety-two thousand two hundred eighty-nine and 32/100 Dollars ($1,292,289.32) as Base Rental for the Original Premises and Expansion Space for the Second Extended Lease Term in fifty-six (56) monthly installments as follows:

                  Twenty (20) equal installments of $21,388.06 each payable on or before the first day of each month during the period beginning May 1, 1998 and ending December 31, 1999.

                  Thirty-six (36) equal installments of $24,014.67 each payable on or before the first day of each month during the period beginning January 1, 2000 and ending December 31, 2002.

                  All such Base Rental shall be payable by Tenant in accordance with the terms of Article V. of the Lease.

     II.  SECOND EXPANSION SPACE.

          A. Effective as of the Second Expansion Effective Date (as hereinafter defined), the Premises is increased from 18,011 rentable square feet on the second (2nd), fourth (4th) and eleventh (11th) floors to 31,384 rentable square feet on the second (2nd), third (3rd), fourth (4th) and eleventh (11th) floor by the addition of the Second Expansion Space. The lease term for the Second Expansion Space shall commence on the Second Expansion Effective Date (as hereinafter defined) and end on the Second Extended Termination Date. The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of all or any portion of the Second Expansion Space prior to the Second Expansion Effective Date for the purposes of conducting business therein in the normal course, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the period of time prior to the Second Expansion Effective Date.

          B.  The Second Expansion Effective Date shall be JANUARY 1, 1996.

          C.  MONTHLY BASE RENTAL FOR SECOND EXPANSION SPACE.

              1. SECOND EXPANSION SPACE FROM SECOND EXPANSION EFFECTIVE DATE THROUGH SECOND EXTENDED TERMINATION DATE. As of the Second Expansion Effective Date, the schedule of monthly installments of Base Rental payable with respect to the Second Expansion Space for the balance of the Lease Term and the Second Extended Lease Term is the following:

                  Tenant shall pay Landlord the sum of one million three hundred eighty-five thousand nine hundred seventy-seven and 80/100 Dollars ($1,385,977.80) as Base Rental for the Second Extended Term in eighty-four (84) monthly installments as follows:

                  Twenty-four (24) equal installments of $15,122.63 each payable on or before the first day of each month during the period beginning January 1, 1996 and ending December 31, 1997.

                  Twenty-four (24) equal installments of $15,880.44 each payable on or before the first day of each month during the period beginning January 1, 1998 and ending December 31, 1999.

                  Thirty-six (36) equal installments of $17,830.67 each payable on or before the first day of each month during the period beginning January 1, 2000 and ending December 31, 2002.

                  All such Base Rental shall be payable by Tenant in accordance with the terms of Article V. of the Lease.

          D. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay $15,122.63 to Landlord and shall be added to and become part of the Security Deposit held by Landlord as provided under the Lease as security for payment of Rent and the performance of other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $20,231.48 to $35,354.11.

          E. TENANT'S PRO RATA SHARE. For the period commencing with the Second Expansion Effective Date and ending on the Second Extended Termination Date, Tenant's Pro Rata Share with respect to the Second Expansion Space is three and nine tenths percent (3.9%).

          F. BASE YEAR. For the period commencing with the Second Expansion Effective Date and ending on the Second Extended Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Second Expansion Space shall be in accordance with Exhibit B-2 of the Lease.

          G.  IMPROVEMENTS TO SECOND EXPANSION SPACE.

              1. Tenant has inspected the Second Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

          H. COST OF IMPROVEMENTS TO SECOND EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Second Expansion Improvement Allowance") in an amount not to exceed one hundred six thousand and no/100 Dollars ($106,000.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Second Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Second Expansion Space exceeds the Second Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Second Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Second Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Second Expansion Space.

          I.  RESPONSIBILITY FOR IMPROVEMENTS TO SECOND EXPANSION SPACE.

              (i) Work Performed By or On Behalf of Landlord Pursuant to Plans Yet to be Prepared.

              Landlord shall enter into a direct contract for the initial improvements to the Second Expansion Space with a general contractor selected by Tenant, subject to Landlord's reasonable approval. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Second Expansion Space in a timely manner. All plans for the initial improvements to the Second Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Second Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Second Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate. Landlord agrees to use reasonable efforts to commence construction of the initial improvements to the Second Expansion Space as soon as reasonably practicable, which Landlord reasonably anticipates to be approximately October 1, 1995 as to 4,874 rentable square feet of the Second Expansion Space and approximately December 4, 1995 as to 8,499 rentable square feet of the Second Expansion Space.

          J. PARKING. Effective as of the Second Expansion Effective Date, Landlord shall provide to Tenant, with respect to the Second Expansion Space, forty (40) parking Permits in the Building Garage. Of said forty (40) Permits, seven (7) shall be reserved and thirty-three (33) shall be unreserved. Landlord, subject to availability. shall lease to Tenant on a month-to-month basis, additional unreserved Permits at $25.00 per space, per month (plus applicable tax).

    III.  THIRD EXPANSION SPACE.

          A. Effective as of the Third Expansion Effective Date (as hereinafter defined), the Premises is increased from 31,384 rentable square feet on the second (2nd), third (3rd), fourth
              (4th) and eleventh (11th) floors to 41,600 rentable square feet on the second (2nd), third (3rd), fourth (4th) and eleventh (11th) floors by the addition of the Third Expansion Space. The lease term for the Third Expansion Space shall commence on the Third Expansion Effective Date and end on the Second Extended Termination Date. The Third Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Third Expansion Space.

          B.  The Third Expansion Effective Date shall be APRIL 1, 1998.

          C.  MONTHLY BASE RENTAL FOR THIRD EXPANSION SPACE.

              1. THIRD EXPANSION SPACE AS OF, FROM AND AFTER THE THIRD EXPANSION EFFECTIVE DATE THROUGH SECOND EXTENDED TERMINATION DATE. As of the Third Expansion Effective Date, the schedule of monthly installments of Base Rental payable with respect to the Third Expansion Space for the balance of the Lease Term and the Second Extended Lease Term is the following:

                  Tenant shall pay Landlord the sum of seven hundred forty-five thousand one hundred twenty-nine and 38/100 Dollars ($745,129.38) as Base Rental for the Third Extended Term in fifty-seven (57) monthly installments as follows:

                  Twenty-one (21) equal installments of $12,131.50, each payable on or before the first day of each month during the period beginning April 1, 1998 and ending December 31, 1999.

                  Thirty-six (36) equal installments of $13,621.33 each payable on or before the first day of each month during the period beginning January 1, 2000 and ending December 31, 2002.

                  All such Base Rental shall be payable by Tenant in accordance with the terms of Article V. of the Lease.

          D.  ADDITIONAL SECURITY DEPOSIT. Intentionally omitted.

          E. TENANT'S PRO RATA SHARE. For the period commencing with the Third Expansion Effective Date and ending on the Second Extended Termination Date, Tenant's Pro Rata Share with respect to the Third Expansion Space is two and nine tenths percent (2.9%).

          F. BASE YEAR. For the period commencing with the Third Expansion Effective Date and ending on the Second Extended Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Third Expansion Space shall be in accordance with Exhibit B-2 of the Lease.

          G. PARKING. Effective as of the Third Expansion Effective Date, Landlord shall provide to Tenant, with respect to the Third Expansion Space, thirty-one (31) parking Permits in the Building Garage. Of said thirty-one (31) Permits, five(5) shall be reserved and twenty-six (26) shall be unreserved. Landlord, subject to availability, shall lease to Tenant on a month-to-month basis, additional unreserved Permits at $25.00 per space, per month (plus applicable tax).

    IV.   SIGNAGE.

          A. If and only if Tenant notifies Landlord of Tenant's request therefor on or before December 31, 1997 ("Request Notice"), Landlord, at Tenant's expense, may, in Landlord's sole and absolute discretion, elect to erect one (1) sign identifying Tenant (the "Sign") on the east or west side of the penthouse level of the roof of the Building, the exact location of which Sign shall be determined in Landlord's reasonable judgment. Simultaneous with serving the Request Notice, Tenant shall submit to Landlord copies of Tenant's current financial statements for Landlord's review. Tenant shall only be entitled to serve the Request Notice on Landlord if each and every one of the following conditions his been satisfied and continues to be true as of December 31, 1997:

                 (a) Tenant is the tenant of the Building who leases and
                     occupies more space than any other single tenant of the Building; and

                 (b) Tenant is not in default of the Lease beyond any
                     applicable cure period; and

                 (c) Tenant has neither assigned the Lease nor subleased all or any portion of the Premises other than a Corporate Transfer; and

                 (d) in addition to the Original Premises, Expansion Space,
                     Second Expansion and Third Expansion Space leased by Tenant pursuant to the Lease as amended by, among other documents, this Third Amendment, Tenant shall lease and be in occupancy of an additional 13,140 rentable square feet in the Building; and Tenant specifically acknowledges and agrees that Landlord has made and is making no representations to Tenant of the availability of such amount of space for lease on or before December 31, 1997;

                 (e) Tenant, in the Request Notice, elects one of the following two (2) alternatives:

                     (i) to reimburse Landlord within ten (10) days of demand the actual costs incurred by Landlord in obtaining the relinquishment and removal of the Snelling and Snelling Building rooftop signage right
                          ("Relinquishment Costs"); or

                     (ii) to increase Tenant's Monthly Base Rental by an amount equal to the amount necessary to reimburse Landlord the Relinquishment Costs amortized at thirteen percent (13%) over the Term remaining prior to the Second Extended Termination Date.

          B. If and only if each and every one of the foregoing conditions has been satisfied and continues to be true and Landlord has decided in its sole and absolute discretion to install the Sign, then Landlord and Tenant shall work together in good faith towards installation of the Sign on or about July 1, 1998. Within a reasonable time after the determination by Landlord of Tenant's entitlement to and Landlord's willingness to erect the Sign, Tenant shall submit detailed drawings of its proposed Sign to Landlord for its review and approval. Such drawings shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, type and manner of illumination, if any, and method of installation of the proposed Sign. Landlord and Tenant and their respective architects shall work together in good faith to agree upon a final design for the Sign, provided that Landlord's architect shall have the right to make the final determination if the parties cannot agree upon final design specifications. Notwithstanding any thing herein to the contrary, Tenant hereby acknowledges that Landlord's obligation to install the Sign shall be subject to Tenant's ability to obtain all necessary permits and approvals from the City of Dallas.

               Landlord, upon the expiration date or sooner termination of this Lease, shall have the right to remove the Sign at Tenant's sole cost and expense. In addition, Landlord, at Tenant's sole cost and expense, shall have the right to remove the sign if, at any time during the Lease Term (1) Tenant assigns this Lease except for an amount up to ten percent (10%) of the outstanding square feet, (2) Tenant sublets all or any portion of the Premises except for an amount up to ten percent (10%) of the outstanding square feet, (3) Tenant ceases to occupy 100% of the Premises except for an amount up to ten percent (10%) of the outstanding square feet, or (4) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

          C. If an only if each of five (5) foregoing conditions has been satisfied and continues to be true, Tenant has timely served the Request Notice, and Landlord in its sole and absolute discretion has decided not to install the Sign, Tenant shall the right to accelerate the Second Extended Termination Date ("Signage Acceleration Option") of the Lease from December 31, 2002 to December 31, 1999 (the "Signage Accelerated Expiration Date"), if:

          (i) Landlord receives notice of acceleration ("Signage Acceleration Notice") not less than thirty (30) days following receipt by Tenant of Landlord's decision not to install the sign; and

         (ii) Tenant, on or before September 15, 1999, pays Landlord the unamortized portion calculated at thirteen percent (13%) of $106,000.00 leasehold improvement allowance, $50,000.00 relocation allowance, (the "Signage Acceleration Fee") as a fee in connection with the acceleration of the Termination Date and not as a penalty, provided that the Signage Acceleration Fee shall be increased by an amount equal to the unamortized portion of any concessions, commissions, allowances or other expenses incurred by Landlord in connection with any additional space leased by Tenant that is subject to Acceleration hereunder.

          If Tenant exercises its Signage Acceleration Option, Tenant shall remain liable for all Base Rental, Additional Base Rental and other sums due under the Lease up to and including the Signage Accelerated Expiration Date even though billings for such may occur subsequent to the Signage Accelerated Expiration Date.

V.   RIGHT OF FIRST OFFER.

     1. Tenant shall have the right of first offer (the "ROFO") with respect to approximately 1,682 square feet (Suite 270) and 2,327 square feet (Suite 280) on the second (2nd) floor of the Building and 3,062 square feet (Suite 510) on the fifth (5th) floor of the Building as shown cross-hatched on the demising plans attached hereto as Attachments #1 and #2 (the "Offering Space"). If at any time during the ROFO Period, Landlord has a prospective tenant (the "Prospect") interested in leasing the Offering Space (or applicable portion thereof) Landlord shall advise Tenant in substantially the same form set forth as Attachment #3 attached hereto (the "Landlord Notice") of the terms of which Landlord is prepared to lease the Offering Space to Tenant, which terms shall reflect the prevailing market rate for the Offering Space, as reasonably determined by Landlord, and a tenant finish allowance then being quoted by Landlord for comparable space and lease term in the Building. In the event that Tenant desires to lease the Offering Space upon the terms set forth in Landlord's Notice, Tenant shall notify Landlord (the "Tenant Notice") WITHIN FIVE (5) days after the date as such Notice, except that Tenant shall have no such ROFO, and Landlord need not give the Landlord Notice, if:

          (a) Tenant is in default under the Lease at the time Landlord would otherwise deliver the Landlord Notice; or

          (b) the Premises is sublet at the time Landlord would otherwise deliver the Landlord Notice, other than a Corporate Transfer; or

          (c) the Lease has been assigned at the time Landlord would otherwise deliver the Landlord Notice, other than a Corporate Transfer; or

          (d) Tenant is not an occupant of the Building under this Lease at the time Landlord would otherwise deliver the Landlord Notice; or

     2. The ROFO shall be deemed exercised upon Landlord's receipt to the Tenant Notice within the time period stated is subsection V.B.1. hereof. If Tenant exercised the ROFO, Tenant shall execute and deliver the Offering Amendment (hereinafter defined) to Landlord within fifteen (15) days of the submission of such Offering Amendment by Landlord to Tenant.

     3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in broom clean condition and its as-built configuration existing, subject to a tenant finish allowance pursuant to the Landlord Notice, on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.

     4.   a.    If Tenant is able to and properly exercises its ROFO, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Landlord Notice and reflecting the changes in the Base
                Rental, installments of Base Rental, Rentable Area of the
                Premise, Tenant's proportionate share for the operating expenses and other appropriate terms.

          b. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Tenant Notice, and (ii) executed by Tenant and returned to Landlord in accordance with subsection V.B.2. hereof.

     5. If Landlord is not required to give Tenant a Landlord Notice due to a violation by Tenant of one, or more of the conditions set forth in subjection V.B.1.a. through V.B.1.b. above, Landlord may lease the offering Space for which Landlord has Prospect or any other prospective tenant on whatever terms Landlord elects.

VI. RELOCATION ALLOWANCE. Provided Tenant is not in default, Tenant shall be entitled to receive an allowance (the "Relocation Allowance") in an amount of FIFTY THOUSAND AND NO/100 Dollars ($50,000.90) to be applied toward Tenant's relocation costs and lease termination costs at Providence Towers, Dallas, Texas. Landlord shall pay Tenant the Relocation Allowance within thirty (30) days of THE EXECUTION AND DELIVERY BY THE PARTIES OF THIS AMENDMENT.

VII. MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to expand the Premises or extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

     G. Tenant hereby represents to Landlord that Tenant has dealt with no broker OTHER THAN MARK D. JORDAN in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES                          LANDLORD: ZML - North Central Plaza Three
                                             Limited Partnership

                                   BY: EQUITY OFFICE HOLDINGS, L.L.C.,

                                   By:  /s/ Randal Bessole
-----------------------               -----------------------------------------
                                   Name: Randal Bessole
-----------------------                 ---------------------------------------
                                   Title: Vice President
                                        ---------------------------------------


                                   TENANT: The Management Alliance Corporation,
                                           a Texas corporation

  /s/ Terri Weiss                  By:  /s/ J. Michael Moore
-----------------------               -----------------------------------------
                                   Its:  Sec. & Tres.
-----------------------                ----------------------------------------


                                   GUARANTOR: Diversified Human Resources
                                                Group, Inc., a Texas corporation

  /s/ Terri Weiss                  By:  /s/ ???????????
-----------------------               -----------------------------------------
                                   Its:  C.F.O.
-----------------------                ----------------------------------------

                                  EXHIBIT A



                                   [MAP]

                                  EXHIBIT B



                                   [MAP]

                                  Attachment #1

                      OUTLINE AND LOCATION OF OFFERING SPACE



                                    [MAP]

                                  Attachment #2

                      OUTLINE AND LOCATION OF OFFERING SPACE



                                    [MAP]

                                ATTACHMENT #3

                       RIGHT OF FIRST OFFER - NOTICE

TO:  The Management Alliance Corporation              DATE:
     12801 North Central Expressway
     Suite 260
     Dallas, Texas 75243

                                   NOTICE

    RE: Lease (the "Lease") dated ______________ , _____ by and between Equity Office Holdings, L.L.C. as agent, and The Management Alliance Corporation for space in the Building located at 12801 North Central Expressway, Dallas, Texas.

Pursuant to the tends of the Lease, Tenant is hereby notified that ____________ square feet on the _________ floor of the Building (as shown cross-hatched on the demising plan attached hereto as Exhibit 1) will be available for lease under the following conditions:

1.   BASE RENT:                         4.   EXPENSE ESCALATION:
     a.  total:                         5.   TAX ESCALATION:
     b.  monthly:                       6.   SECURITY DEPOSIT:
2.   TERM:                              7.   RENT CREDITS:
     a.  commencement date:             8.   CONSTRUCTION:
     b.  expiration date:
3.   CPI OR OTHER FINANCIAL ESCALATION:

Accordingly, under the terms of the Lease, Tenant has ______ days after the date of this Notice as stated in Section ____ of Exhibit ____ of the Lease to exercise its right of first offer on approximately __________ rentable square feet, the Offering Space.

                                     EQUITY OFFICE HOLDINGS, L.L.C., as agent

                                     BY:
                                        ---------------------------------------
                                      Dennis M. Barnes
                                      Area Leasing Representative


NOTICE OF EXERCISE


Tenant hereby accepts the above tender of the space (as shown on the demising plan attached hereto as Exhibit 1) and exercises its right to lease such space. This acceptance and exercise shall authorize Equity Office Holdings, L.L.C. to forthwith prepare an amendment in accordance with Exhibit ____ of the Lease for execution by Tenant.

                                     TENANT: The Management Alliance Corporation

DATED:                               BY:
      -----------------                 ---------------------------------------

                                     ITS:
                                         --------------------------------------

                                          REJECTION:

Tenant hereby acknowledges the above tender of the space (as shown on the demising plan attached hereto as Exhibit 1) and hereby declines to lease said space.

                                     TENANT: The Management Alliance Corporation

DATED:                               BY:
      -----------------                 ---------------------------------------

                                     ITS:
                                         --------------------------------------